AARP GROWTH TRUST

                     Establishment and Designation of Series
                     of Beneficial Interest, $.01 Par Value


        The undersigned, being a majority of the duly elected and qualified Trustees of AARP Growth Trust, a Massachusetts business trust (the "Trust"), acting pursuant to Section 5.11 of the Amended and Restated Declaration of Trust of the Trust dated September 13, 1996 (the "Declaration of Trust"), hereby divide the shares of beneficial interest of the Trust into seven separate series (each individually a "Fund" or collectively the "Funds"), each Fund to have the following special and relative rights:


     1.     The Funds shall be designated as follows:

                         AARP Balanced  Stock  and Bond  Fund
                         AARP Blue Chip Index Fund
                         AARP Capital Growth Fund
                         AARP Global Growth Fund
                         AARP Growth and Income Fund
                         AARP International Stock Fund
                         AARP Small Company Stock Fund

     2. Each Fund shall be authorized to hold cash and invest in securities and instruments and use investment techniques as described in the Trust's registration statement under the Securities Act of 1933, as amended from time to time. Each share of beneficial interest of each Fund ("share") shall be redeemable as provided in the Declaration of Trust, shall be entitled to one vote (or fraction thereof with respect to a fractional share) on matters on which shares of that Fund shall be entitled to vote and shall represent a pro rata beneficial interest in the assets allocated to that Fund. The proceeds of sales of shares of a Fund, together with any income and gain thereon, less any diminution or expenses thereof, shall irrevocably belong to that Fund, unless otherwise required by law. Each share of a Fund shall be entitled to receive its pro rata share of net assets of that Fund upon liquidation of that Fund.

     3. Shareholders of each Fund shall vote separately as a class on any matter to the extent required by, and any matter shall be deemed to have been effectively acted upon with respect to that Fund as provided in Rule 18f-2 under the Investment Company Act of 1940, as amended, from time to time in effect, or any successor rule.

     4. The shares of beneficial interest of the Trust outstanding on the date hereof shall be deemed to be shares of AARP Balanced Stock and Bond Fund, AARP Capital Growth Fund, AARP Global Growth Fund, and AARP Growth and Income Fund, respectively.

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     5. The assets and liabilities of the Trust existing on the date hereof shall, except as provided below, be allocated among AARP Balanced Stock and Bond Fund, AARP Capital Growth Fund, AARP Global Growth Fund, and AARP Growth and Income Fund and, hereafter, the assets and liabilities of the Trust shall be allocated among the Funds as set forth in Section 5.11 of the Declaration of Trust, except as provided below.

            (a) Costs incurred in connection with the organization and registration of shares of AARP Blue Chip Index Fund, AARP International Stock Fund, and AARP Small Company Stock Fund shall be amortized by such Fund over the five-year period beginning with the month the Fund commences operations.

            (b) The liabilities, expenses, costs, charges or reserves of the
              Trust which are not readily identifiable as belonging to any particular Fund shall be allocated among the Funds on the basis of their relative average daily net assets.

            (c) The Trustees may from time to time in particular cases make specific allocations of assets or liabilities among the Funds.

     6. The Trustees (including any successor Trustees) shall have the right at any time and from time to time to reallocate assets and expenses or to change the designation of any Fund now or hereafter created, or to otherwise change the special and relative rights of any such Fund provided that such change shall not adversely affect the rights of shareholders of a Fund.

     The foregoing shall be effective upon execution.


/s/Carole Lewis Anderson
------------------------------------
Carole Lewis Anderson, as Trustee


/s/Adelaide Attard
------------------------------
Adelaide Attard, as Trustee


Cyril F. Brickfield, as Trustee


/s/Robert N. Butler
-------------------------------
Robert N. Butler, as Trustee


Esther Canja, as Trustee


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

/s/Linda C. Coughlin
--------------------------------
Linda C. Coughlin, as Trustee



Horace B. Deets, as Trustee



/s/Edgar R. Fiedler
-------------------------------
Edgar R. Fiedler, as Trustee


/s/Cuyler W. Findlay
--------------------------------
Cuyler W. Findlay, as Trustee


/s/Eugene P. Forrester
----------------------------------
Eugene P. Forrester, as Trustee



Wayne F. Haefer, as Trustee


/s/George L. Maddox, Jr.
------------------------
George L. Maddox, Jr., as Trustee



/s/Robert J. Myers
------------------
Robert J. Myers, as Trustee



/s/James H. Schulz
------------------
James H. Schulz, as Trustee


/s/Gordon Shillinglaw
---------------------
Gordon Shillinglaw, as Trustee


Dated:  November ___, 1996

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